Exhibit 99.1
Local.com® Reports Preliminary Third Quarter 2010 Financial Results
Achieves Record Profits
IRVINE, Calif., Oct. 13, 2010 — Local.com Corporation (NASDAQ: LOCM), a leading local search site and network, today announced that based on unaudited preliminary results for the three months ended Sept. 30, 2010, the company expects revenue to be between $22.5 million and $22.7 million.
The company also said it expects record Adjusted Net Income to be between $4.7 million and $5.0 million or $0.27 to $0.29 per diluted share, which is higher than its previous guidance and primarily due to the higher margins achieved from sales of newly launched products utilizing the recently acquired OCTANE360 platform.
The company has received significant interest in its new product portfolio from existing and potential partners. Since these products have a limited record in the marketplace, the company cautions that there may not be similar transactions in future periods; and even if there are, those transactions may not have similar financial characteristics.
In accordance with normal procedures, these unaudited preliminary revenue and earnings results are subject to further review and completion by the company and its auditors.
“We believe our third quarter sales of OCTANE360-based products represent early validation of this acquisition. Integration of the OCTANE360 product suite into our sales and business development channels is ahead of schedule, and we continue to orient the company towards the sale of these higher volume, higher value ad products for our small business customers,” said Local.com chief executive officer, Heath Clarke. “Revenue came in slightly lower than expected due to lower traffic, almost entirely offset by increased monetization over the second quarter.”
Key Third Quarter Operating Highlights:
•	Traffic – In Q3 2010, Owned & Operated (O&O) traffic was 50 million monthly unique visitors (MUVs), up 15 percent from the year ago period.

•	Organic Traffic – O&O organic traffic was 5 million MUVs, flat from the year ago period. Organic traffic is defined as all non-SEM sourced traffic on O&O websites.

•	Monetization of Traffic – Revenue per thousand visitors was $266 for the quarter, down 1 percent from the year ago period.

•	Network Sites – The company ended Q3, 2010 with over 1,000 Network sites, and over 82,000 local domains under management.

•	Small Business Subscribers — The company ended Q3 2010 with over 60,000 small business subscribers.
The preliminary third quarter 2010 financial results are being disclosed because Adjusted Net Income is expected to be significantly higher than previously announced guidance. The company does not intend to release preliminary financial results in future periods unless such results differ materially from prior guidance.

The regularly scheduled conference call to discuss the company’s third quarter 2010 financial results will be announced at a later date.
Adjusted Net Income is defined as net income excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock-based compensation charges; gain or loss on warrant revaluation and non-recurring items.
An explanation of the company’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures is included below, along with a table that reconciles expected net income to expected Adjusted Net Income for the company’s third quarter 2010 financial results.
For more information on the company please visit: http://corporate.local.com.
About Local.com®
Local.com Corporation (NASDAQ: LOCM) owns and operates a leading local search site and network in the United States. The company uses patented and proprietary technologies to provide over 20 million consumers each month with relevant search results for local businesses, products and services on Local.com and over 1,000 partner sites. Local.com owns or manages over 100,000 geo-category domain sites, and tens of thousands of small business customers use Local.com products and services to reach consumers using a variety of subscription, performance and display advertising and website products. To advertise, or for more information visit: www.local.com.
Forward Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend,’ ‘projects,’ ‘feel’ and similar expressions and phrases, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to monetize the Local.com domain, our ability to incorporate our local-search technologies, our ability to market the Local.com domain as a destination for consumers seeking local-search results, our ability to grow our business by enhancing our local-search services, including through businesses we acquire, the possibility that the information and estimates used to predict anticipated revenues and expenses associated with the businesses we acquire are not accurate, difficulties executing integration strategies or achieving planned synergies, the possibility that integration costs and go-forward costs associated with the businesses we acquire will be higher than anticipated, our ability to increase the number of businesses that purchase our subscription advertising and other business products, our ability to expand our advertiser and distribution networks, our ability to integrate and effectively utilize our acquisitions’ technologies, our ability to develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Non-GAAP Financial Measures
This press release includes the non-GAAP financial measure of “Adjusted Net Income” which we define as net income excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges; gain or loss on warrant revaluation; and non-recurring items. Adjusted Net Income, as defined above, is not a measurement under GAAP. Adjusted Net Income is reconciled to net income which we believe is the most comparable GAAP measure. A reconciliation of net income to Adjusted Net Income is set forth at the end of this press release.
Management believes that Adjusted Net Income provides useful information to investors about the company’s performance because it eliminates the effects of period-to-period changes in income from interest on the company’s cash and marketable securities, expense from the company’s financing transactions and the costs associated with income tax expense, capital investments, stock-based compensation expense, warrant revaluation charges and non-recurring items which are not directly attributable to the underlying performance of the company’s business operations. Management uses Adjusted Net Income in evaluating the overall performance of the company’s business operations.
A limitation of non-GAAP Adjusted Net Income is that it excludes items that often have a material effect on the company’s net income and earnings per common share calculated in accordance with GAAP. Therefore, management compensates for this limitation by using Adjusted Net Income in conjunction with net income and net income per share measures. The company believes that Adjusted Net Income provides investors with an additional tool for evaluating the company’s core performance, which management uses in its own evaluation of overall performance, and as a base-line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP; it may provide greater insight into the company’s financial results. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to, GAAP net income or earnings per share.
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Investor Relations and Media Relations Contact:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com

LOCAL.COM CORPORATION
RECONCILIATION OF EXPECTED NET INCOME TO EXPECTED ADJUSTED NET INCOME
(in thousands, except per share amounts)
(Unaudited)

Three Months
Ended September 30,
2010
Expected GAAP net income	$3,900 - $4,200

Plus depreciation and amortization	1,900
Plus stock compensation	700
Less change in fair value of warrant liability	(1,800)

Expected Adjusted Net Income	$4,700 - $5,000

GAAP net income per diluted share	$0.23 - $0.24
Adjusted Net Income per diluted share	$0.27 - $0.29

Diluted weighted average shares outstanding	17,200